SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2004

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On April 1, 2004, Monster Worldwide, Inc. (the “Company”) and Andrew J. McKelvey entered into Amendment No. 4 to Mr. McKelvey’s employment agreement, a copy of which is attached hereto as Exhibit 10.1.  In addition, on April 1, 2004, the Company and William Pastore entered into a revised employment letter, a copy of which is attached hereto as Exhibit 10.2.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

	10.1.	Amendment No. 4 to Employment Agreement, dated April 1, 2004, between the Company and Andrew J. McKelvey.

	10.2	Revised Employment Letter, dated April 1, 2004, between the Company and William Pastore.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President-General Counsel

Dated: April 2, 2004